Exhibit 16

January 8, 2008

Securities and Exchange Commission

Washington, D.C. 20549-7561

Commissioners:

We have read Union Street Acquisition Corp.’s statements included under Item 4.01 of its Form 8-K filed on January 8, 2008 and we agree with such statements concerning our firm.

Sincerely,

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP